DEAN HELLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Entity # E0791862006-8
Document Number: 20060676118-67

Date Filed:
10/19/2006 3:30:10 PM
In the office of
Dean Heller
Dean Heller
Secretary of State

Articles of Incorporation
(PURSUANT TO NRS 78)

Important: Read attached instructions before completing form.

ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation:	ARK DEVELOPMENT, INC.
2. Resident Agent Name and Street Address: (must be a Nevada address where process may be served)	Name: Nevada Business Services Street Address: 1805 No. Carson St. #188, City: Carson City, NEVADA, Zip Code: 89701 Optional Mailing Address: City, State, Zip Code
3. Shares: (number of shares corporation authorized to issue)	Number of shares with par value: 50,000,000 Par value: $.001 Number of shares without par value:
4. Names & Addresses of Board of Directors/Trustees: (attach additional page if there is more than 3 directors/trustees)	1. Name: DONALD MURDOCK Street Address: LM 122-2203 4th ST, SW City: CALGARY State: AB Zip Code: T2S2S7 2. Name / Street Address / City / State / Zip Code 3. Name / Street Address / City / State / Zip Code
5. Purpose: (optional-see instructions)	The purpose of this Corporation shall be: To conduct any lawful service or business in the United States or throughout the world.
6. Names, Address and Signature of Incorporator: (attach additional page if there is more than 1 incorporator)	Name: DONALD MURDOCK Signature: D Murdock Address: See above City State Zip Code
7. Certificate of Acceptance of Appointment of Resident Agent:	I hereby accept appointment as Resident Agent for the above named corporation. Authorized Signature of R.A. or On Behalf of R.A. Company: MaryAnn Dickens Date: 10/17/06